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                                                                       EXHIBIT 2


                                FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                              EMCARE HOLDINGS INC.
                                      AND
                          LAIDLAW INC. (THE "PARENT")
                     EHI ACQUISITION CORP. ("ACQUISITION")

                                  DATED AS OF

                               SEPTEMBER 8, 1997

         WHEREAS, the parties hereto have entered into that certain Agreement and Plan of Merger dated July 29, 1997 (the "Merger Agreement"), pursuant to which EmCare Holdings Inc. (the "Company"), Parent and Acquisition agreed to the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in the Merger Agreement; and

         WHEREAS, the parties hereto desire to amend the Merger Agreement to provide for certain adjustments in the capital stock of the surviving corporation upon consummation of the Merger;

         NOW, THEREFORE, in consideration of the foregoing Recitals (which are hereby incorporated into and shall be deemed a part of this Agreement), the covenants and agreements hereafter set forth, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 2.6.4. The Merger Agreement is hereby amended by amending Section 2.6.4 to read in its entirety:

         2.6.4. Capital Stock of Acquisition. The shares of common stock, no par value per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for 1,000 validly issued, fully paid and nonassessable shares of common stock, no par value per share, of the Surviving Corporation.

         2. Effective Date. The amendments and agreements provided in this First Amendment to the Merger Agreement shall be effective as of September 8, 1997.

         3. Ratification. Except as amended hereby, the Merger Agreement shall remain in full force and effect in all respects.

         4. Miscellaneous. This First Amendment to the Merger Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement, but all of which shall constitute one and the same agreement. This First Amendment to the Merger Agreement constitutes the entire agreement and understanding among the parties to this First Amendment to the Merger Agreement and supersedes all prior agreements and understandings,
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both written and oral, with respect to the subject matter contained in this
First Amendment to the Merger Agreement. THIS FIRST AMENDMENT TO THE MERGER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND FULLY PERFORMED WITHIN THE STATE OF DELAWARE. This First Amendment to the Merger Agreement shall be binding upon and shall inure to the benefit of each party to this First Amendment to the Merger Agreement and such party's heirs, legal representatives, permitted assigns, and successors.

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         IN WITNESS WHEREOF, Parent, Acquisition and the Company have caused this First Amendment to the Merger Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        LAIDLAW INC.


                                        By:
                                               ---------------------------
                                        Name:
                                               ---------------------------
                                        Title:
                                               ---------------------------

                                        EHI ACQUISITION CORP.


                                        By:
                                               ---------------------------
                                        Name:
                                               ---------------------------
                                        Title:
                                               ---------------------------


                                        EMCARE HOLDINGS INC.


                                        By:
                                               ---------------------------
                                        Name:
                                               ---------------------------
                                        Title:
                                               ---------------------------






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